Exhibit 99.1

Harleysville Group Inc. Reports First Quarter 2010 Results; A.M. Best Upgrades Company’s Financial Strength Rating to A (Excellent)

First quarter highlights:

  Operating income of $0.28 per share impacted by $0.49 per share of catastrophe losses
  Operating return on equity1 of 11.3 percent for the trailing 12 months
  Statutory combined ratio2 of 107.8 percent; includes 10.0 points of catastrophe losses
  Book value of $28.29 per share; up 19 percent from a year ago
  Quarterly dividend of $0.325; represents 8 percent increase from a year ago
  A.M. Best upgrades financial strength rating to A (Excellent)

HARLEYSVILLE, Pa.--(BUSINESS WIRE)--April 27, 2010--Harleysville Group Inc. (NASDAQ:HGIC) today reported diluted operating income of $0.28 per share for the first quarter of 2010, compared to $0.63 per share in the first quarter of 2009. Catastrophe losses incurred during the first quarter of 2010 reduced operating income by $0.49 per share after taxes, compared to catastrophe losses of $0.04 per share in the first quarter of 2009. Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments. See below for the company’s reported GAAP net income.

“Harleysville—and much of the industry—experienced an unusually high level of catastrophe losses during the first quarter of 2010. All told, we experienced six loss events during the quarter that were classified as catastrophes. While these catastrophe losses received the most attention during the quarter, I think it’s important to note that the underlying fundamentals of our business remain very strong,” commented Michael L. Browne, Harleysville Group’s president and chief executive officer. “For many of our policyholders, this extreme winter weather resulted in substantial disruption and financial loss to their families and businesses. Our claims staff has been working tirelessly to help them restore their lives and their livelihoods to the place where they were before these storms occurred. At a time when they are counting on us the most, we are delivering on our service commitment to our agents and policyholders because of our outstanding financial strength and our excellent claims department. And the reality is that helping people in times like the present is why we are in this business.

“I’m pleased to report that excluding the impact of the catastrophe losses, our underlying operating earnings per share improved over last year, and our underlying statutory combined ratio was below 100 percent—both of which indicate that we continue to perform well in the fundamental areas of our business, which include maintaining our underwriting discipline in a competitive market,” Browne continued. “Our balance sheet remains very strong, with our book value per share growing 19 percent from a year ago. Our sound financial position also is evidenced by a high-quality investment portfolio, a strong capital base and reserve position, a debt-to-capital ratio of 15 percent1, a premium-to-surplus ratio of 1.2 to 1, and a trailing 12 month operating return on equity of 11.3 percent.

“Recognizing the ongoing steps we’ve taken to enhance our corporate performance, earlier today A.M. Best Company upgraded the financial strength rating of our property/casualty operations to A (Excellent), with a stable outlook,” Browne said. “This rating upgrade validates the successful execution of our strategy to focus on the basics in order to retain our best business and generate long-term profitability.”

The company reported diluted net income of $0.29 per share in the first quarter of 2010, compared to $0.61 per share in the first quarter of 2009. Realized investment gains after tax in the first quarter of 2010 were $0.01 per share, compared to after-tax investment losses of $0.02 per share in 2009.

The company’s first quarter net written premiums essentially were unchanged at $216.8 million compared to the first quarter of 2009.

Harleysville Group’s overall statutory combined ratio was 107.8 percent in the first quarter of 2010, compared to 101.9 percent in the first quarter of 2009. The company had 10.0 points of catastrophe losses in the first quarter of 2010, compared to 0.8 points in 2009.

First quarter pretax investment income decreased 1.9 percent to $25.9 million, while after-tax investment income was up 2.4 percent in the first quarter to $20.1 million. Operating cash flow for the first quarter of 2010 was $14.8 million, compared to $11.7 million in the first quarter of 2009.

Commercial lines Net written premiums in commercial lines decreased 3.0 percent to $173.0 million in the first quarter of 2010. The commercial lines statutory combined ratio was 104.7 percent in the first quarter of 2010, versus 102.6 percent in the first quarter of 2009.

Personal lines Net written premiums in personal lines were up 14.0 percent to $43.8 million in the first quarter of 2010. Harleysville Group’s personal lines statutory combined ratio was 119.3 percent in the first quarter of 2010, versus 98.9 percent during the first quarter of 2009.

Outlook “I am confident that we are very well positioned as we manage through these difficult economic times,” Browne said. “While the insurance marketplace continues to be challenging, we remain committed to retaining our best business, as well as generating responsible, profitable growth. But, we are not going to compromise underwriting quality to chase a near-term growth goal. Instead, we will continue to work closely with our agency partners to remain disciplined—despite the current market conditions—as we focus on our goal of producing results that will continue to differentiate us favorably from our competition.”

Webcast The company will host a live Webcast tomorrow, April 28, 2010, at 8 a.m. (ET) to discuss its first quarter results. The Webcast and a replay will be available from the Investors section of the company’s Web site (www.harleysvillegroup.com).

GAAP and non-GAAP financial measures The company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. While this measure is utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income is provided following the Consolidated Statements of Income contained in this release. Management also uses operating income for, among other things, goal setting, determining employee and senior management compensation, and evaluating performance.

Corporate profile Harleysville Insurance is a leading super-regional provider of insurance products and services for small and mid-sized businesses, as well as for individuals, and ranks among the top 60 U.S. property/casualty insurance groups based on net written premiums. As a Trusted Choice® company partner, Harleysville distributes its products exclusively through a network of independent agents primarily across 32 states. Harleysville is ranked #7 in the most recent InformationWeek 500, the publication’s annual listing of the most innovative information technology organizations in the U.S., and has been included on the list in each of the last four years. Harleysville Mutual Insurance Company owns approximately 53 percent of Harleysville Group Inc. (NASDAQ: HGIC), a publicly traded holding company for eight regional property/casualty insurance companies collectively rated A (Excellent) by A.M. Best Company. Harleysville Group is listed on the NASDAQ Global Select Market, which is comprised of the top third of all NASDAQ member companies and has the highest initial listing standards of any exchange in the world based on financial and liquidity requirements. Further information can be found on the company’s website at www.harleysvillegroup.com.

Forward-looking information Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company’s control, and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect on Harleysville Group Inc. There can be no assurance that future developments will be in accordance with management’s expectations so that the effect of future developments on Harleysville Group will be those anticipated by management. Actual financial results, including operating return on equity, premium growth and underwriting results, could differ materially from those anticipated by Harleysville Group depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; reduced economic activity; the insurance product pricing environment; changes in applicable law and accounting standards; government regulation and changes therein that may impede the ability to charge adequate rates or to do business; performance of and instability in the financial markets; investment losses; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.

1 Excludes the effects of ASC 320.

2 “Statutory combined ratio” is a non-GAAP measure of underwriting profitability and is based on numbers determined under statutory accounting practices as filed with state insurance regulators. It is the sum of the ratio of losses to premiums earned plus the ratio of underwriting expenses to premiums written. A ratio of less than 100 percent indicates underwriting profitability.

	Harleysville Group Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS		Quarter ended March 31
(in thousands, except per share data)		2010	2009
OPERATING RESULTS
Diluted earnings per common share:
Operating income*		$0.28	$0.63
Realized investment gains (losses), net of income taxes (benefits)		0.01	(0.02)
Net income		$0.29	$0.61
Cash dividend per common share		$0.325	$0.30

FINANCIAL CONDITION	March 31, 2010		December 31, 2009
Assets	$3,303,150		$3,301,986
Shareholders' equity	$779,728		$772,628
Per common share	$28.29		$27.98

CONSOLIDATED STATEMENTS OF INCOME		Quarter ended March 31
(in thousands, except per share data)		2010	2009
REVENUES:
Premiums earned		$209,083	$218,023
Investment income, net of investment expense		25,883	26,389
Realized investment gains (losses)		334	(943)
Other income		3,657	3,425
Total revenues		238,957	246,894
LOSSES AND EXPENSES:
Losses and loss settlement expenses		152,036	146,729
Amortization of deferred policy acquisition costs		53,034	54,097
Other underwriting expenses		21,484	20,726
Interest expense		1,514	1,622
Other expenses		954	812
Total expenses		229,022	223,986
Income before income taxes		9,935	22,908
Income taxes		1,885	5,619
Net income		$8,050	$17,289
Weighted average number of shares outstanding:
Basic		27,709,496	28,292,198
Diluted		27,916,479	28,462,886
Per common share:
Basic earnings		$0.29	$0.61

Diluted earnings		$0.29	$0.61

RECONCILIATION TO OPERATING INCOME :
Net income		$8,050	$17,289
Less realized investment gains (losses), net of income taxes (benefits)		217	(613)
Operating income		$7,833	$17,902

These financial figures are unaudited.
*Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments.

	Harleysville Group Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)	March 31, 2010*	December 31, 2009
ASSETS
Investments:
Fixed maturities:
Held to maturity, at amortized cost (fair value $211,899 and $213,838)	$202,313	$204,284
Available for sale, at fair value (amortized cost $2,117,263 and $2,036,993)	2,215,263	2,130,179
Equity securities, at fair value (cost $137,781 and $137,150)	195,946	186,395
Short-term investments, at cost, which approximates fair value	62,440	116,476
Other invested assets, at cost, which approximates fair value	2,300	2,480
Total investments	2,678,262	2,639,814
Cash	126	126
Premiums in course of collection	142,244	141,486
Reinsurance receivable	219,889	226,781
Accrued investment income	25,733	26,058
Deferred policy acquisition costs	113,673	111,649
Prepaid reinsurance premiums	46,261	48,314
Property and equipment, net	13,448	13,579
Deferred income taxes	17,883	21,429
Other assets	45,631	72,750
Total assets	$3,303,150	$3,301,986
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Unpaid losses and loss settlement expenses	$1,799,907	$1,782,292
Unearned premiums	490,204	484,510
Accounts payable and accrued expenses	111,857	130,780
Due to affiliate	2,954	13,276
Debt	118,500	118,500
Total liabilities	2,523,422	2,529,358
Shareholders' equity:
Preferred stock, $1 par value; authorized 1,000,000 shares; none issued
Common stock, $1 par value, authorized 80,000,000 shares; issued 34,815,213 and 34,583,182 shares; outstanding 27,559,223 and 27,615,120 shares	34,815	34,583
Additional paid-in capital	253,185	245,636
Accumulated other comprehensive income	71,687	62,276
Retained earnings	639,613	640,593
Treasury stock, at cost, 7,255,990 and 6,968,062 shares	(219,572)	(210,460)
Total shareholders' equity	779,728	772,628
Total liabilities and shareholders' equity	$3,303,150	$3,301,986

*These financial figures are unaudited.

	Harleysville Group Inc. and Subsidiaries
SUPPLEMENTARY FINANCIAL ANALYSTS' DATA
	Quarter ended March 31
(dollars in thousands)	2010	2009
Net premiums written*	$216,830	$216,787
Statutory surplus*	$698,484	$596,457

Pretax investment income	$25,883	$26,389
Related federal income taxes	5,815	6,796
After-tax investment income	$20,068	$19,593

SEGMENT INFORMATION
	Quarter ended March 31
(dollars in thousands)	2010	2009
Revenues:
Premiums earned:
Commercial lines	$164,633	$177,678
Personal lines	44,450	40,345
Total premiums earned	209,083	218,023
Net investment income	25,883	26,389
Realized investment gains (losses)	334	(943)
Other	3,657	3,425
Total revenues	$238,957	$246,894

Income before income taxes:
Underwriting gain (loss):
Commercial lines	($10,651)	($4,876)
Personal lines	(8,365)	1,055
SAP underwriting loss	(19,016)	(3,821)
GAAP adjustments	1,545	292
GAAP underwriting loss	(17,471)	(3,529)
Net investment income	25,883	26,389
Realized investment gains (losses)	334	(943)
Other	1,189	991
Income before income taxes	$9,935	$22,908

Income taxes on net investment income	$5,815	$6,796
Income tax benefits on remaining losses	(3,930)	(1,177)
Total income taxes	$1,885	$5,619

Effective tax rate on:
Net investment income	22.5%	25.8%
Income	19.0%	24.5%

These financial figures are unaudited.

*Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

	Harleysville Group Inc. and Subsidiaries
STATUTORY DATA BY LINE OF BUSINESS*
	Quarter ended March 31
(dollars in thousands)	2010	2009	Percentage Change

Net premiums written:
Commercial:
Automobile	$44,885	$47,402	-5.3%
Workers' compensation	21,462	25,746	-16.6%
Commercial multi-peril	83,981	84,013	0.0%
Other commercial	22,689	21,202	7.0%

Total commercial	$173,017	$178,363	-3.0%

Personal:
Automobile	$23,177	$19,454	19.1%
Homeowners	17,696	16,336	8.3%
Other personal	2,940	2,634	11.6%

Total personal	$43,813	$38,424	14.0%

Total personal and commercial	$216,830	$216,787	0.0%

Statutory combined ratios:
Commercial:
Automobile	98.3%	89.2%
Workers' compensation	107.7%	107.7%
Commercial multi-peril	110.7%	107.8%
Other commercial	93.1%	107.6%

Total commercial	104.7%	102.6%

Personal:
Automobile	101.1%	107.0%
Homeowners	148.7%	94.5%
Other personal	60.4%	77.7%

Total personal	119.3%	98.9%

Total personal and commercial statutory combined ratio	107.8%	101.9%

GAAP combined ratios:
Commercial	105.6%	102.4%
Personal	118.7%	98.1%

Total personal and commercial GAAP combined ratio	108.4%	101.6%

GAAP losses paid	$127,745	$134,032

Net catastrophe losses incurred	$20,960	$1,715

These financial figures are unaudited.

*Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

CONTACT:
Harleysville Group Inc.
Mark Cummins (Investors)
215-256-5025
mcummins@harleysvillegroup.com
or
Randy Buckwalter (Media)
215-256-5288
rbuckwalter@harleysvillegroup.com